Mantyla MCREYNOLDS LLC
The CPA. Never Underestimate The Value./SM/



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



      We hereby consent to the use in this Form SB-2 Registration Statement of Nayna Networks, Inc., of our report dated January 20, 2005, related to the financial statements of Nayna Networks, Inc. (formerly Rescon Technology Corp.) as of and for the years ended August 31, 2004 and 2003 and for the period from reactivation (July 14, 1999) through August 31, 2004, which is incorporated by reference into such Form SB-2.


Very truly yours,


/s/ Mantyla McReynolds, LLC


Mantyla McReynolds, LLC
Salt Lake City, Utah
December 16, 2005










           5872 South 900 East, Suite 250 o Salt Lake City, Utah 84121
                       (801) 269-1818 o Fax (801) 266-3481